UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 4, 2009
HANMI FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30421	95-4788120

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Wilshire Boulevard, Penthouse Suite A Los Angeles, California	90010

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (213) 382-2200
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
     The information set forth under “Item 8.01 Other Events” is incorporated by reference into this Item 3.02.
Item 8.01 Other Events.
     On September 4, 2009, Hanmi Financial Corporation (“Hanmi Financial”) received an initial investment of $6.9 million from Leading Investment & Securities Co., Ltd., a Korean securities broker-dealer (“Leading”), pursuant to the transactions contemplated by the Securities Purchase Agreement, dated June 12, 2009, between the parties (as amended, the “Securities Purchase Agreement”). In accordance with the terms of the Securities Purchase Agreement, Leading purchased 5,070,423 shares of common stock of Hanmi Financial, representing 9.9% of the issued and outstanding shares after giving effect to such purchase, at a purchase price of $1.37 per share. Under the Securities Purchase Agreement, it is expected that Leading will acquire an additional 3,009,189 shares of common stock following receipt of all necessary regulatory approvals.
The press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release, dated September 8, 2009, issued by Hanmi Financial Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2009	HANMI FINANCIAL CORPORATION
	By:	/s/ Jay S. Yoo
Jay S. Yoo
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release, dated September 8, 2009, issued by Hanmi Financial Corporation.